Atlas Files US Registration Statement and Canadian Prospectus

Chicago, Illinois - August 13, 2012 - Atlas Financial Holdings, Inc. (TSX.V: AFH) (“Atlas” or the “Company”) today filed a US S-1 registration statement and a Canadian Prospectus. These documents are available via the U.S. Securities and Exchange Commission internet site (www.sec.gov) and Canadian Securities Administrators' website at (www.sedar.com), respectively.

In 2010, when Atlas acquired its insurance subsidiaries, compensation to the seller consisted of cash raised via private placement and AFH stock. As a result, the liquidity and availability of Atlas' stock has been limited with the majority of Atlas' shares closely held.

About Atlas Financial Holdings, Inc.
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, non-emergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its insurance subsidiaries American Country Insurance Company and American Service Insurance Company, Inc. Atlas' insurance subsidiaries have decades of experience with a commitment to always being an industry leader in these specialized areas of insurance.

Forward-looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Companies, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2011 . No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact Information:
At the Company                            Investor Relations
Atlas Financial Holdings, Inc.                         The Equity Group Inc.
Scott Wollney, CEO                            Adam Prior, Vice President
Phone: 847-700-8600                                   212-836-9606
swollney@atlas-fin.com                            aprior@equityny.com
www.atlas-fin.com                            www.theequitygroup.com

Terry Downs, AE
212-836-9615
tdowns@equityny.com